U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 6, 2009

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Commission File No. 333-137170

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Bonanza Goldfields Corp.

(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

736 East Braeburn Drive, Phoenix, AZ 85022

(Address of principal executive offices)

 (602) 488-4958

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7 2009, 2009, Romany Ralph resigned as a member of the Board of Directors of Bonanza Goldfields Corp. Mr. Ralph had no disagreement with the Company on any matter related to Bonanza Goldfields Corp.'s operations, policies or practices.

Effective December 7, 2009, Rose Marie Soullier resigned as a member of the Board of Directors of Bonanza Goldfields Corp. Ms. Soullier had no disagreement with the Company on any matter related to Bonanza Goldfields Corp.'s operations, policies or practices.

Effective December 6, 2009, Chris Tomkinson, our Chief Executive Officer, was appointed as a member of the Board of Directors of the Bonanza Goldfields Corp.

Chris Tomkinson was been hired to serve as our President, Secretary and Chief Executive Officer, and Principal Financial Officer on May 28, 2008. From 2000 until the present Mr. Tomkinson has been self-employed in the property development and excavation industry. Mr. Tomkinson is an Electrical engineer technician and has done high voltage termination and underground termination. He has substantial experience in road construction and water sewer main installations. He is also license to install underground septic systems.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bonanza Goldfields Corp.
Registrant

By:	/s/ CHRIS TOMKINSON
Chris Tomkinson Director, Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)

Date: January 8, 2010